                                 EXHIBIT 99 (F)

                    Liberty Bancshares, Inc. and Subsidiary
           Consolidated Financial Statements Dated December 31, 1992

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991
(WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Liberty Bancshares, Inc.:


We have audited the accompanying consolidated balance sheets of Liberty Bancshares, Inc. and subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberty Bancshares, Inc. and subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1992, in conformity with generally accepted accounting principles.



                                                   KPMG Peat Marwick



January 25, 1993
Nashville, Tennessee

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1992 AND 1991

ASSETS                                                                                           1992                1991
- ------                                                                                           ----                ----
Cash                                                                                     $      3,577,752    $      3,121,521
Interest-bearing deposits in other banks                                                        1,664,385             960,615
Federal funds sold                                                                             12,925,000          10,125,000
                                                                                               -----------         ----------

      Total cash and cash equivalents                                                          18,167,137          14,207,136

Securities (notes 2 and 9):
Investment securities (estimated market value of $15,051,938
 and $20,784,637 at December 31, 1992 and 1991, respectively)                                  14,948,790          19,720,814
Mortgage-backed securities held for investment (estimated
 market value of $5,944,484 and $11,541,250 at
 December 31, 1992 and 1991, respectively)                                                      5,709,230          11,080,529
Securities available for sale (estimated market value of
 $8,635,878 at December 31, 1992)                                                               7,832,824               -
Loans receivable, net (notes 3, 4, and 5)                                                     117,220,820         122,178,438
Loans available for sale (market value of $1,786,296 at
 December 31, 1992)      1,762,193                                                                  -
Accrued interest receivable, net (notes 3 and 6)                                                1,157,795           1,289,834
Premises and equipment, net (note 8)                                                            2,280,037           2,376,450
Real estate owned, net (note 7)                                                                   129,856             575,192
Investment in Federal Home Loan Bank stock, at cost                                             1,226,300           1,172,800
Other assets                                                                                      124,607             116,993
Deferred income taxes                                                                             109,336              39,536
                                                                                         ----------------    ----------------
      Total assets                                                                       $    170,668,925    $    172,757,722
                                                                                         ================    ================
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Deposits (note 9)                                                                        $    151,274,462    $    155,213,248
Accrued interest payable                                                                          140,165             270,095
Advance payments by borrowers for taxes and insurance                                             494,945             485,414
Current income taxes (note 10)                                                                     54,597              45,146
Accrued expenses and other liabilities                                                            431,886             241,602
Employee Stock Ownership Plan loan payable (note 15)                                              468,438             634,290
                                                                                         ----------------    ----------------
      Total liabilities                                                                       152,864,493         156,889,795

Stockholders' equity (notes 10, 13, 14, and 15):
      Preferred stock of $1.00 par value, authorized 1,000,000
      shares, none issued or outstanding                                                            -                   -
Common stock of $1.00 par value, authorized
      4,000,000 shares, 634,215 issued and outstanding                                            634,215             634,215
      Additional paid-in capital                                                                5,073,091           5,076,846
      Retained earnings - substantially restricted                                             12,565,564          10,791,156
      Employee Stock Ownership Plan borrowings                                                   (468,438)           (634,290)
                                                                                         ----------------    ----------------

      Total stockholders' equity                                                               17,804,432          15,867,927
                                                                                         ----------------    ----------------
Commitments and contingencies (notes 4, 12, and 15)
      Total liabilities and stockholders' equity                                         $    170,668,925    $    172,757,722
                                                                                         ================    ================




See accompanying notes to consolidated financial statements.

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
DECEMBER 31, 1992, 1991, AND 1990




                                                                                1992                1991               1990
                                                                                ----                ----               ----
Interest income:
    First mortgage loans                                                 $    8,876,464    $     9,825,012    $     9,814,999
    Consumer and other loans                                                  2,514,825          2,528,857          2,656,974
    Interest and dividends on investments                                     1,229,693          1,585,584          1,328,435
    Mortgage-backed securities                                                  921,799          1,124,560          1,091,926
    Federal funds sold                                                          377,384            558,286          1,196,444
    Interest on deposits with banks                                              37,130            167,170            325,968
                                                                         --------------    ---------------   ----------------


          Total interest income                                              13,957,295         15,789,469         16,414,746

Interest expense on deposits (note 9)                                         7,393,615         10,492,313         11,698,105
Interest expense on long-term ESOP loan
 (note 15)                                                                       34,449              -                  -
                                                                         --------------    ---------------    ---------------

          Total interest expense                                              7,428,064         10,492,313         11,698,105
                                                                         --------------    ---------------    ---------------

          Net interest income                                                 6,529,231          5,297,156          4,716,641

Provision for loan losses (note 3)                                             (174,155)          (200,632)          (228,672)
                                                                         --------------    ---------------    ---------------

          Net interest income after provision for
           loan losses                                                        6,355,076          5,096,524          4,487,969
                                                                         --------------    ---------------    ---------------

Non-interest income (expense):
    Gain (loss) on sales of interest-earning assets,
     net (note 11)                                                              297,621              5,354            (14,325)
    Loan servicing fees                                                          98,845             89,388             99,642
    Other loan fees                                                             324,001            282,417            219,501
    Service charges                                                             322,145            296,274            316,475
    Gain (loss) on sale of real estate owned, net                                (4,737)            15,417              7,297
    Other operating income                                                      111,003            109,011            123,758
                                                                         --------------    ---------------   ----------------

          Total non-interest income                                           1,148,878            797,861            752,348
                                                                         --------------    ---------------   ----------------

General and administrative expenses:
    Compensation and benefits (note 12)                                       1,884,038          1,733,833          1,606,246
    Occupancy and equipment                                                     388,631            393,052            416,330
    Federal deposit insurance premiums                                          342,798            343,236            321,751
    Provision for losses on real estate owned (note 7)                           87,074            10,655                -
    Data processing service fees                                                257,377            262,730            232,284
    Stationery and supplies                                                     141,129            129,003            115,725
    Other operating expenses                                                  1,049,771            976,187            745,996
                                                                         --------------    ---------------   ----------------

         Total general and administrative expenses                            4,150,818          3,848,696          3,438,332
                                                                         --------------   ----------------    ---------------

         Earnings before income taxes                                         3,353,136          2,045,689          1,801,985

Income tax expense (note 10)                                                  1,198,199            732,260            740,974
                                                                         --------------    ---------------   ----------------

         Net earnings                                                    $    2,154,937    $     1,313,429    $     1,061,011
                                                                         ==============    ===============    ===============
Earnings per share (note 14)                                             $         3.40    $           .05                N/A
                                                                         ==============    ===============    ===============





See accompanying notes to consolidated financial statements.

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1992, 1991, AND 1990




                                                                                    RETAINED       GUARANTEE         TOTAL
                                                                   ADDITIONAL      EARNINGS-          OF            STOCK-
                                             COMMON STOCK            PAID-IN     SUBSTANTIALLY       ESOP          HOLDERS'
                                             ------------          ----------    -------------    ----------       -------
                                         SHARES        AMOUNT        CAPITAL       RESTRICTED     BORROWINGS        EQUITY
                                         ------        ------        -------       ----------     ----------        ------

Balance at December 31,
 1989                                       -        $   -               -       $   8,416,716          -        $  8,416,716

Net earnings for 1990                       -            -               -           1,061,011          -           1,061,011
                                        ---------    ---------     -----------   -------------    -----------    ------------


Balance at December 31,
  1990                                      -            -               -           9,477,727          -           9,477,727
Proceeds from issuance
 of common stock, net of
 conversion expenses of
 $631,088 (note 14)                       634,215      634,215       5,076,846             -              -           5,711,061

ESOP debt guaranteed
 (note 15)                                  -            -               -               -           (634,290)       (634,290)

Net earnings for 1991                       -            -               -           1,313,429          -           1,313,429
                                        ---------    ---------     -----------   -------------    -----------    ------------

Balance at December 31,
 1991                                     634,215      634,215       5,076,846      10,791,156       (634,290)     15,867,927

Additional conversion
 expenses                                   -            -              (3,755)          -              -              (3,755)

Repayment of principal on
 ESOP borrowings                            -            -               -               -            165,852         165,852

Payment of cash dividends
 of $.60 per share                          -            -               -            (380,529)         -            (380,529)


Net earnings for 1992                       -            -               -           2,154,937          -           2,154,937
                                        ---------    ---------     -----------   -------------    -----------    ------------


Balance at December 31,
 1992                                     634,215    $ 634,215     $ 5,073,091   $  12,565,564    $  (468,438)   $ 17,804,432
                                        =========    =========     ===========   =============    ===========    ============



See accompanying notes to consolidated financial statements.

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1992, 1991, AND 1990

                                                                                1992              1991              1990
                                                                                ----              ----              ----
Cash flows from operating activities:
   Net earnings                                                           $     2,154,937    $    1,313,429     $   1,061,011
   Adjustments to reconcile net earnings to net cash and
    cash equivalents provided by operating activities:
     Amortization of deferred loan origination fees                              (205,556)          (93,291)          (82,072)
     Accretion of discounts on investments and
      mortgage-backed securities                                                  (24,134)         (131,598)         (260,081)
     Accretion of discounts on loans purchased                                   (123,082)         (119,639)         (160,704)
     Amortization of premium paid on deposits                                     179,550           179,550           179,550
     Provision for loan losses                                                    174,155           200,632           228,672
     Provision for losses on real estate owned                                     87,074            10,655             -
     Net (gain) loss on sales of:
        First mortgage loans                                                     (306,371)           (4,119)           (3,121)
        Investment securities, net                                                  8,750            (1,235)           17,446
        Real estate owned, net                                                      4,737           (15,417)           (7,297)
        Premises and equipment, net                                                (3,887)            -                 -
     Depreciation and amortization of premises and equipment                      197,120           192,967           254,299
     Purchases of securities available for sale                                  (995,000)            -                 -
     Proceeds from sales of securities available for sale                         986,250             -                 -
     Origination of mortgage loans available for sale                         (25,489,078)            -                 -
     Proceeds from sale of loans available for sale                            23,446,395           165,625           293,642
     Decrease (increase) in accrued interest receivable                           132,039           155,435           288,374
     Stock dividends on Federal Home Loan Bank stock                              (53,500)          (73,000)          (81,600)
     Decrease (increase) in other assets                                           (7,614)           (6,336)          402,481
     Decrease in accrued interest payable                                        (129,930)          (76,156)         (410,448)
     (Decrease) increase in income taxes payable                                    9,451           (53,601)           79,626
     Decrease in deferred income taxes                                            (69,800)         (157,333)          (13,000)
     (Decrease) increase in accrued expenses and other
      liabilities                                                                 190,284            29,991           (46,823)
                                                                          ---------------    --------------     -------------


          Total adjustments                                                    (1,992,147)          203,130           678,944
                                                                          ---------------    --------------     -------------

          Net cash and cash equivalents provided
           by operating activities                                                162,790         1,516,559         1,739,955
                                                                          ---------------    --------------    --------------

Cash flows from investing activities:
     Net decrease (increase) in loans                                           5,560,402        (8,615,030)          477,018
     Principal payments on mortgage-backed securities                           2,864,477         1,171,170           960,871
     Purchases of mortgage-backed securities                                        -              (967,078)       (2,470,673)
     Purchases of investment securities                                       (12,629,844)      (15,966,211)       (9,485,307)
     Proceeds from maturities of investment  securities                        12,100,000        12,075,000         6,845,891
     Proceeds from sale of investment securities                                    -             1,009,375           765,236
     Proceeds from sales of real estate owned                                     492,085           277,094            68,216
     Decrease in certificates of deposit                                            -               300,000         1,600,000
     Proceeds from redemption of Federal Home Loan Bank stock                       -                 -               261,500
     Purchases of premises and equipment                                         (105,820)          (71,708)         (438,635)
     Proceeds from sale of premises and equipment                                   9,000             -                 -
                                                                          ---------------    --------------     -------------


          Net cash and cash equivalents provided
           (used) by investing activities                                 $     8,290,300    $  (10,787,388)    $  (1,415,883)
                                                                          ---------------    --------------     -------------

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
YEARS ENDED DECEMBER 31, 1992, 1991, AND 1990

                                                                               1992               1991               1990
                                                                               ----               ----               ----
Cash flows from financing activities:
   Net proceeds received from the issuance of common
    stock                                                                 $         -        $    5,711,061     $       -
   Net increase (decrease) in deposits                                         (4,118,336)        1,068,738           387,344
   Payment of additional conversion expenses                                       (3,755)            -                 -
   Cash paid for dividends                                                       (380,529)            -                 -
   Net (decrease) increase in advances from borrowers
    for taxes and insurance                                                         9,531            41,729           (29,933)
                                                                          ---------------    --------------     -------------


        Net cash and cash equivalents (used)
         provided by financing activities                                      (4,493,089)        6,821,528           357,411
                                                                          ---------------     -------------     -------------


       Net increase (decrease) in cash and cash equivalents                     3,960,001        (2,449,301)          681,483

Cash and cash equivalents at beginning of year                                 14,207,136        16,656,437        15,974,954
                                                                          ---------------    --------------     -------------


Cash and cash equivalents at end of year                                  $    18,167,137    $   14,207,136     $  16,656,437
                                                                          ===============    ==============     =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                              $     2,664,878    $    3,863,112     $   4,596,686
    Income taxes                                                                1,259,475           943,145           694,842
                                                                          ===============    ==============     =============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Foreclosures and in-substance foreclosures of loans
   during the year                                                        $       138,560    $      581,216     $   3,105,090
  Origination of loan to facilitate sale of in-substance
   foreclosed loan                                                                  -             2,685,391             -
  Interest credited to deposits                                                 4,679,117         6,394,000         7,129,000
  Guarantee (reduction) of ESOP borrowings                                       (165,852)          634,290             -
  Investment securities transferred to securities available for sale            7,832,824              -                -
                                                                          ===============    ==============     =============




See accompanying notes to consolidated financial statements.

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

(1)                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                      Liberty Bancshares, Inc. was organized in July 1991, for the purpose of becoming a holding company for Liberty Federal Savings Bank (the "Bank") as part of the Bank's conversion from a mutual to a stock institution. The Bank is a federally chartered stock savings bank. The following is a description of the more significant accounting policies that Liberty Bancshares, Inc. and subsidiary (the "Company") follow in presenting their consolidated financial statements.

                      (A)  PRINCIPLES OF CONSOLIDATION

                           The accompanying consolidated financial statements for 1992 and 1991 include the accounts of Liberty Bancshares, Inc. and Liberty Federal Savings Bank, its wholly-owned subsidiary. The accounts of the Bank include Northwest Tennessee Service Corporation, the Bank's wholly-owned subsidiary. The consolidated financial statements for periods prior to 1991 include only the accounts of the Bank and its subsidiary, as the holding company was not formed until 1991. All significant intercompany transactions and balances are eliminated in consolidation.

                      (B)  CASH AND CASH EQUIVALENTS

                           For purposes of reporting cash flows, cash and cash equivalents includes cash, interest-bearing deposits in other banks, and federal funds sold. Generally federal funds are sold for one-day periods and certificates of deposit, included in interest-bearing deposits in other banks, have original maturities of three months or less at date of purchase.

                           The Company clears items to and from other banks with the Federal Reserve Bank and therefore the Federal Reserve requires the Company to maintain an average balance of $100,000 in an account at the Federal Reserve Bank at December 31, 1992 and 1991.

                      (C)  SECURITIES

                           Securities are classified as investment securities or securities available for sale and primarily consist of U.S. Treasury securities, obligations of U.S. Government agencies and mortgage-backed securities. Mortgage-backed securities are comprised substantially of participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities.

                           Management determines the appropriate classification of securities at the time of purchase and periodically reviews the classification of securities within its portfolio to ensure the appropriate classification. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as investments and carried at amortized historical cost. Mortgage-backed securities held for investment are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts. Securities to be held for

                                                                     (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                         indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at the lower of aggregate cost or market. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

                         Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Gains and losses on the sale of securities available for sale are determined using the specific identification method and are included in other operating income, including adjustments to lower of aggregate cost or market.

                    (D)  LOANS RECEIVABLE

                         Loans receivable are recorded at the unpaid principal balance owed by borrowers less deferrals, unearned interest, the allowance for loan losses and purchase discounts. Discounts and premiums on first mortgage loans are accreted to interest income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Unearned income on consumer loans is recognized over the lives of the loans using methods that approximate the interest method.

                         The allowance for loan losses is based upon analyses of the loans receivable portfolio and is maintained at a level considered adequate by management to provide for probable loan losses. The analyses include management's consideration of such factors as economic conditions, loan portfolio characteristics, prior loan loss experiences, and results of reviews of the portfolio. The allowance is increased by provisions charged against income and reduced by net charge-offs. While management believes it has established the allowance for loan losses in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Company's regulators or its economic environment will not require further increases in the allowance.

                         The Company establishes an allowance for uncollectible interest income for any loan on which collection is considered doubtful. For mortgage loans greater than 90 days past due, the Company establishes an allowance for uncollectible interest for any loan in which the total of the principal balance outstanding, and any accrued interest related thereto, is greater than 90% of the appraised value of the underlying collateral. The recorded investment is then monitored and additional allowances established as warranted. Mortgage loans on multi-family and industrial properties are generally placed on nonaccrual status when the Company becomes aware that the borrower has entered bankruptcy proceedings or when they are past due 90 days as to either principal or interest or when payment in full of principal or interest is not expected. The allowance is established by a charge to interest income equal to all interest previously accrued. For all other loans, the Company generally accrues interest on loans past due more than 90 days without establishing an allowance for uncollectible interest when management concludes such action is warranted, such as in the event the loan is exceptionally well collateralized or the borrower establishes the temporary nature of the delinquency.

                                                                     (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                    (E)  LOANS AVAILABLE FOR SALE

                         Mortgage loans originated and available for sale are carried at the lower of aggregate cost or estimated market value. Market value is based on investor commitments, or in the absence of such commitments, on current investor yield requirements. Net unrealized losses are recognized in a valuation allowance by charges to earnings.

                         As part of this activity, the Company originates and sells loans with servicing retained. Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets and the amount of loans serviced for others is outlined in note 3. The Company receives normal servicing fees and servicing costs are charged to expense as incurred.

                    (F)  LOAN ORIGINATION AND COMMITMENT FEES AND RELATED COSTS

                         Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in income using the interest method over the contractual lives of the loans, adjusted for estimated prepayments based on the Company's historical prepayment experience. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

                    (G)  REAL ESTATE OWNED

                         Real estate properties acquired through loan foreclosure and loans in substance foreclosed are initially recorded at the lower of the related loan balance, less any specific allowance for loss, or estimated fair value at the date of foreclosure.
                         Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed. In substance foreclosed properties are those properties where the borrower retains title but has little or no remaining equity in the property considering its fair value; where repayment can only be expected to come from the operation or sale of the property; and where the borrower has effectively abandoned control of the property or it is doubtful that the borrower will be able to rebuild equity in the property. Property acquired by deed in lieu of foreclosure results when a borrower voluntarily transfers title to the Company in full settlement of the related debt in an attempt to avoid foreclosure. Real estate acquired in settlement of loans is carried at the lower of cost or fair value.

                         Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

                                                                     (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                    (H)  INCOME TAXES

                         Deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable to the year of the calculation.

                         In February 1992, the Financial Accounting Standards Board (FASB) issued SFAS No. 109, Accounting for
                         Income Taxes.   SFAS No. 109 requires a change from
                         the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Company will adopt SFAS No. 109 in the first quarter of 1993. Upon adoption, the principles of this statement may be applied retroactively through restatement of previously issued statements, or on a prospective basis through a cumulative effect of change in accounting principle. It is estimated that adoption of SFAS No. 109 will result in an incremental increase in the net deferred tax asset of approximately $100,000 to $150,000, subject to any valuation allowance, the precise amount of which has not been determined. It is expected that this amount will be reported separately as the cumulative effect of a change in accounting principle in the consolidated statement of earnings for the year ending December 31, 1993.

                    (I)  PREMISES AND EQUIPMENT

                         Premises and equipment are carried at cost, less accumulated depreciation and amortization. These assets are depreciated using the straight-line method over the estimated useful lives of the assets for assets acquired prior to January 1, 1981. Premises and equipment acquired on or after January 1, 1981 are depreciated using accelerated methods under the guidelines of the Internal Revenue Service. The difference between depreciation calculated using the accelerated method and that under generally accepted accounting principles is insignificant.

                    (J)  PREMIUM ON DEPOSITS

                         Premium on deposits relates to the premium paid on an acquisition of a branch from another financial institution. This premium is being amortized to expense over eight years, the estimated life of the deposits acquired.





                                                   10
                                                                     (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                    (K)  ESTIMATED FAIR VALUES

                         Effective for 1992 SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires the Company to disclose the estimated fair value of its financial instruments. Estimates of the fair value of financial instruments are presented within the notes to the consolidated financial statements. Fair value estimates are made at a point in time, based on relevant market information and information about the financial instrument. Accordingly, such estimates involve uncertainties and matters of judgment and therefore cannot be determined with precision. The more significant assumptions used in preparing the Company's fair value estimates are set forth below.

                         For cash and due from banks and Federal funds sold, fair value is estimated to approximate the carrying amount because they mature within 90 days or less and do not present unanticipated credit concerns. For securities, fair values are based on quoted market prices or dealer quotes, if available; if a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.
                         For most loans, fair value is estimated by discounting estimated future cash flows using the current rates at which similar loans would be made to borrowers with similar credit risk and for similar remaining maturities. For certain homogeneous categories of loans, such as residential mortgages, fair value is estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

                         Under SFAS No. 107, the fair value of deposits with no stated maturity, such as demand deposits, NOW accounts, money market accounts, and regular savings accounts, is equal to the amount payable on demand at the reporting date. The fair value of certificates of deposit and other fixed maturity time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

(2)                 SECURITIES

                    The amortized cost and estimated market value of investment and mortgage-backed securities held for investment are as follows:

                                                                                     DECEMBER 31, 1992
                                                              ---------------------------------------------------------------
                                                                                  GROSS           GROSS          ESTIMATED
                                                               AMORTIZED        UNREALIZED     UNREALIZED          MARKET
                                                                 COST              GAIN           LOSS             VALUE
                                                                 ----              ----           ----             -----
Investment securities:
   U.S. Treasury securities and
    obligations of U.S. Government
    agencies                                                $    14,948,790    $   123,773     $   (20,625)   $    15,051,938
                                                            ===============    ===========     ===========    ===============
Mortgage-backed securities:
    FHLMC participation certificates                        $     5,709,230    $   235,254     $     -        $     5,944,484
                                                            ===============    ===========     ===========    ===============



                                                                  11

                                                                                                                    (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991


                                                                                     DECEMBER 31, 1991
                                                              ---------------------------------------------------------------
                                                                                 GROSS            GROSS          ESTIMATED
                                                             AMORTIZED         UNREALIZED      UNREALIZED          MARKET
                                                                COST              GAIN            LOSS             VALUE
                                                                ----              ----            ----             -----

U.S. Treasury securities and
  obligations of U.S. Government
  agencies                                                $    19,656,941    $     380,246     $     -        $    20,037,187
FHLMC common stock                                                 63,873          683,577           -                747,450
                                                          ---------------    -------------     -----------    ---------------



       Total investment securities                        $    19,720,814    $   1,063,823     $     -        $    20,784,637
                                                          ===============    =============     ===========    ===============

Mortgage-backed securities:
       FHLMC participation certificates                   $    11,080,529    $     460,721     $     -        $    11,541,250
                                                          ===============    =============     ===========    ===============


The carrying value and estimated market value of securities available for sale are as follows:


                                                                                          DECEMBER 31, 1992
                                                                 --------------------------------------------------------------

                                                                                    GROSS          GROSS          ESTIMATED
                                                                  CARRYING       UNREALIZED      UNREALIZED        MARKET
                                                                   VALUE            GAIN            LOSS            VALUE
                                                                   -----            ----            ----            -----
U.S. Treasury securities and
 obligations of U.S. Government
 agencies                                                      $   5,199,595    $      1,655    $   (21,250)    $   5,180,000
Mortgage-backed securities:
       FHLMC participation certificates                            2,569,356          97,622          -             2,666,978
                                                               -------------    ------------    -----------     -------------
           Total debt securities
            available for sale                                     7,768,951          99,277        (21,250)        7,846,978

Marketable equity securities
 available for sale:
   FHLMC common stock                                                 63,873         725,027          -               788,900
                                                               -------------    ------------    -----------     -------------
      Total securities available
       for sale                                                $   7,832,824    $    824,304    $   (21,250)    $   8,635,878
                                                               =============    ============    ===========     =============

                                                                12

                                                                                                                 (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

The amortized cost and estimated market value of investment securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                                ESTIMATED
                                                                                            AMORTIZED             MARKET
                                                                                               COST               VALUE
                                                                                               ----               -----

U.S. Treasury securities and obligations of U.S. Government
 agencies:
     Maturing within one year                                                            $     11,205,887    $     11,293,657
     Maturing within one to five years                                                          3,742,903           3,758,281
                                                                                         ----------------    ----------------


                                                                                               14,948,790          15,051,938
Mortgage-backed securities                                                                      5,709,230           5,545,244
                                                                                         ----------------    ----------------
          Totals                                                                         $     20,658,020    $     20,597,182
                                                                                         ================    ================


The carrying value and estimated market value of debt securities available for sale at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                                 ESTIMATED
                                                                                               CARRYING            MARKET
                                                                                                 VALUE             VALUE
                                                                                                 -----             -----

U.S. Treasury securities and obligations of U.S. Government
 agencies:
     Maturing within one to five years                                                      $    3,999,595     $    3,980,000
     Maturing within ten to fifteen years                                                        1,200,000          1,200,000
                                                                                            --------------     --------------
                                                                                                 5,199,595          5,180,000
Mortgage-backed securities                                                                       2,569,356          2,631,606
                                                                                                 ---------     --------------
     Totals                                                                                 $    7,768,951     $    7,811,606
                                                                                         ================    ================




Proceeds from sales of investments in debt securities during 1992, 1991, and 1990 were $986,250, $1,009,375, and $765,236, respectively. Gross losses of
$8,750 were realized on sales during 1992, gross gains of $1,235 were realized on sales during 1991, and gross losses of $17,446 were realized on sales during 1990.

The weighted average interest yield for all mortgage-backed securities was approximately 9.73% at December 31, 1992 and 10.51% at December 31, 1991.




                                                                   13
                                                                                                                         (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

(3)   LOANS RECEIVABLE

      Loans receivable at December 31, 1992 and 1991, are summarized as follows:

                                                                                             1992                 1991
                                                                                             ----                 ----
      First mortgage loans (principally conventional):
         Secured by one-to-four family residences                                     $      75,455,171     $      87,444,159
         Secured by other properties                                                         10,807,112             8,558,666
         Construction loans                                                                   2,043,750               474,000
         Partially guaranteed by VA or insured by FHA                                         5,841,706             4,914,402
         Participation investment in loans purchased                                          1,566,032             1,683,632
                                                                                      -----------------     -----------------
                                                                                             95,713,771           103,074,859
         Less:
           Undisbursed portion of construction loans                                         (1,709,912)             (301,500)
           Loans in process                                                                    (264,368)             (319,816)
           Unearned discounts                                                                  (531,860)             (662,246)
           Unamortized premiums                                                                  87,044                95,276
           Net deferred loan origination fees                                                  (633,359)             (653,904)
                                                                                      -----------------     -----------------


              Total first mortgage loans                                                     92,661,316           101,232,669
                                                                                      -----------------     -----------------

    Consumer and other loans:
       Lines of credit secured by real estate                                                 3,767,196             2,973,882
       Floor plan                                                                               716,307               949,194
       Consumer                                                                              16,773,626            12,909,730
       Commercial                                                                             3,240,199             3,377,900
       Share                                                                                  2,517,757             2,699,728
                                                                                      -----------------     -----------------
                                                                                             27,015,085            22,910,434
       Less:
         Unearned income                                                                     (1,345,415)           (1,006,352)
                                                                                      -----------------     -----------------
            Total consumer and other loans                                                   25,669,670            21,904,082
                                                                                      -----------------     -----------------
       Less allowance for loan losses                                                        (1,110,166)             (958,313)
                                                                                      -----------------     -----------------
                                                                                      $     117,220,820     $     122,178,438
                                                                                      =================     =================
       Weighted average contractual yield                                                          8.66%                 9.77%
                                                                                      =================     =================



The estimated fair value of total loans outstanding at December 31, 1992 was $120,797,000.
The estimated fair value of loans includes credit risk considerations.




                                                                 14
                                                                                                                         (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

     Activity in the allowance for loan losses for the years ended December 31, 1992, 1991, and 1990, is summarized as follows:

                                                                                1992               1991              1990
                                                                                ----               ----              ----
     Balance at beginning of year                                          $       958,313    $      875,569     $    698,518
     Provision charged to income                                                   174,155           200,632          228,672
     Charge-offs, net of recoveries                                                (22,302)         (117,888)         (51,621)
                                                                           ---------------    --------------     ------------


     Balance at end of year                                                $     1,110,166    $      958,313     $    875,569
                                                                           ===============    ==============     ============

     It is the Bank's policy to net recoveries against charge-offs. Recoveries amounted to $9,476, $27,794, and $9,007 for the years ended December 31, 1992, 1991, and 1990, respectively.

     The following is a summary of the principal balances of loans on nonaccrual status, and loans past due ninety days or more at December 31, 1992 and 1991:

                                                                                                 1992               1991
                                                                                                 ----               ----
     Loans on nonaccrual status                                                             $      461,937     $      439,861
     Loans contractually past due 90 days or more:
        Mortgage loans:
          Residential                                                                              376,134            682,343
          Commercial                                                                                 -                  -
        Consumer                                                                                   100,381            174,292
        Commercial                                                                                 132,130             30,900
                                                                                            --------------     --------------


           Total loans on nonaccrual and past due                                           $    1,070,582     $    1,327,396
                                                                                            ==============     ==============

     The Bank has established an allowance for uncollectible interest for loans on nonaccrual status, which is netted with accrued interest receivable, in the amount of $26,612 and $12,793 at December 31, 1992 and 1991, respectively.

     During the years ended December 31, 1992 and 1991, gross interest income of approximately $43,000 and $45,000, respectively, would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the period. Interest received in cash on nonaccrual loans and included in income during the years ended December 31, 1992 and 1991, amounted to approximately $18,000 and $36,000, respectively.

     The amount of loans serviced for the benefit of others is as follows:

     December 31, 1992                                            $   34,275,134
     December 31, 1991                                                17,423,129
     December 31, 1990                                                20,264,412
                                                                  ==============





                                                                   15
                                                                                                                         (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                      In the ordinary course of business, the Company makes loans to directors and executive officers and their related interests. Such loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers and their related interests are as follows:


                      Balance at December 31, 1991         $    1,030,751
                         Advances                               1,009,506
                         Repayments                              (880,581)
                                                           --------------


                      Balance at December 31, 1992         $    1,159,676
                                                           ==============


(4)                   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

                      The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

                      The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

                      Available home equity lines of credit were approximately $2,536,000 at December 31, 1992 and $1,822,000 at
                      December 31, 1991, with the majority having terms of fifteen years. At December 31, 1992, outstanding letters of credit balances were $121,000. Commitments to originate or purchase loans were $2,483,916 and $1,170,801 at December 31, 1992 and 1991, respectively. The commitments to originate loans at December 31, 1992, were composed of variable rate loans of $868,993 and fixed rate loans of $1,614,923. The fixed rate loans had interest rates ranging from 7.00% to 8.50%. There were commitments to sell loans at December 31, 1992 of $1,334,243 and $53,500 at December 31, 1991.

                      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.
                      The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include property, plant, and equipment and income-producing commercial properties.




                                                16
                                                                     (CONTINUED)

Liberty Bancshares, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 1992 and 1991


(5)                   SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

                      Substantially all of the Company's business activity is with customers located within the state of Tennessee. A majority of the loans are secured by residential or commercial real estate or other personal property. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The Company grants residential, consumer, and commercial loans to customers throughout the state of Tennessee.


(6)                   ACCRUED INTEREST RECEIVABLE

                      Accrued interest receivable at December 31, 1992 and 1991, is summarized as follows:

                                                                                                1992               1991
                                                                                                 ----               ----
                      Investment securities                                                 $      223,133     $      312,637
                      Mortgage-backed securities                                                   116,181            153,071
                      Loans receivable                                                             818,481            824,126
                                                                                            --------------     --------------


                                                                                            $    1,157,795     $    1,289,834
                                                                                            ==============     ==============

(7)                 REAL ESTATE OWNED

                    The following is a summary of real estate owned at December 31, 1992 and 1991:

                                                                                                    1992             1991
                                                                                                    ----             ----
                      Real estate acquired through foreclosure                                  $    143,157     $    596,451
                      Less allowance for possible losses                                              13,301           21,259
                                                                                                ------------     ------------


                      Real estate owned, net                                                    $    129,856     $    575,192
                                                                                                ============     ============

                      At December 31, 1990, the Company's participating interest in a restructured loan totaling $2,701,530 was in- substance foreclosed and was classified as real estate owned. Gross interest income, which would have been recorded under the original terms of the loan, was approximately $347,000 for the year ended December 31, 1990. Gross interest income, which would have been recorded under the restructured terms, was approximately $243,000 for the same period. Interest included in income during the year ended December 31, 1990, was approximately $182,000.

                      During March 1991, the lenders began foreclosure proceedings on the property securing the loan, but the borrowers filed Chapter 11 bankruptcy proceedings which stayed the foreclosure. On June 5, 1991, the borrowers sold the underlying collateral to an independent party. proceeds of the sale were used to repay the existing loan with no loss to the Company. The Company and the other participating lender made a new loan, which was at a lesser amount than the previous loan, to the new owners to finance the sale of the property. The proceeds from the sale of the property paid substantially all of the interest which would have been paid had the loan been performing throughout the years ended December 31, 1991 and 1990.


                                                  17
                                                                                                                     (CONTINUED)

Liberty Bancshares, Inc. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 1992 and 1991



                      Activity in the allowance for possible losses for real estate owned for the years ended December 31, 1992, 1991 and 1990 is as follows:

                                                                                     1992            1991            1990
                                                                                     ----            ----            ----
                      Balance at beginning of year                               $     21,259    $    13,588     $     79,854

                      Provision charged to income                                      87,074         10,655            -

                      Charge-offs, net of recoveries                                  (95,032)        (2,984)         (66,266)
                                                                                 ------------    -----------     ------------


                      Balance at end of year                                     $     13,301    $    21,259     $     13,588
                                                                                 ============    ===========     ============


(8)                   PREMISES AND EQUIPMENT

                      Premises and equipment, less accumulated depreciation and amortization at December 31, 1992 and 1991, are summarized as follows:

                                                                                               1992                1991
                                                                                               ----                ----
                      Land                                                               $        134,004    $        134,004
                      Buildings                                                                 2,863,955           2,853,481
                      Furniture, fixtures, and equipment                                        1,665,504           1,608,717
                      Purchased computer software                                                  83,232              83,232
                      Automobiles                                                                 102,482              89,273
                                                                                         ----------------    ----------------


                                                                                                4,849,177           4,768,707
                      Less accumulated depreciation and amortization                           (2,569,140)         (2,392,257)
                                                                                         ----------------    ----------------


                                                                                         $      2,280,037    $      2,376,450
                                                                                         ================    ================





                                                                    18
                                                                                                                        (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

(9)                 DEPOSITS

                      Deposits at December 31, 1992 and 1991 are summarized as follows:

                                                                                  1992                            1991
                                                                       ----------------------------   ----------------------------
                                                                        AMOUNT         PERCENT         AMOUNT         PERCENT
                                                                        ------         -------         ------         -------

                      Non-interest bearing demand deposits          $    1,730,067         1.2%   $     1,447,043          .9%
                      NOW accounts at 2.75% in 1992 and
                       4.25% in 1991                                    13,636,524         9.0         10,446,966         6.8
                      Money market at 3.00% in 1992 and
                       4.0% in 1991                                      9,654,773         6.4          9,035,045         5.8
                      Passbook savings at 3.00% in
                       1992 and 4.50% in 1991                           11,682,592         7.7         10,163,242         6.5
                                                                    --------------    --------    ---------------    --------


                                                                        36,703,956        24.3         31,092,296        20.0
                                                                    --------------    --------    ---------------    --------

                      Certificates of deposit:
                         3.01% to 3.50%                                 18,458,136        12.2              -            -
                         3.51% to 4.00%                                 38,651,102        25.5          2,188,939         1.4
                         4.01% to 4.50%                                 28,183,003        18.6          5,813,222         3.7
                         4.51% to 5.00%                                  3,324,318         2.2         12,614,517         8.1
                         5.01% to 5.50%                                  2,236,613         1.5         21,968,751        14.1
                         5.51% to 6.00%                                  4,268,840         2.8         19,372,893        12.5
                         6.01% to 6.50%                                  4,444,031         2.9         24,810,177        16.0
                         6.51% to 7.00%                                  4,227,147         2.8          9,972,438         6.4
                         7.01% to 7.50%                                  1,515,669         1.0          5,863,495         3.8
                         7.51% to 8.00%                                  1,902,042         1.3          8,950,801         5.8
                         8.01% to 8.50%                                  3,369,309         2.2          5,999,978         3.9
                         8.51% to 9.00%                                  1,778,331         1.2          3,303,036         2.1
                         9.01% to 9.50%                                  2,256,831         1.5          3,487,121         2.2
                                                                    --------------    --------    ---------------    --------


                                                                       114,615,372        75.7        124,345,368        80.0
                                                                    --------------    --------    ---------------    --------


                                                                       151,319,328       100.0%       155,437,664       100.0%
                                                                    --------------       ======   ---------------       ======

                      Less premium paid on deposits
                       of McKenzie Branch                                   44,866                        224,416
                                                                    --------------                ---------------


                                                                    $  151,274,462                $   155,213,248
                                                                    ==============                ===============

                      Weighted average cost of
                       deposits                                               4.13%                          6.75%
                                                                              =====                          =====

                      The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 were $8,670,230 and $9,543,839 at December 31, 1992 and 1991,
                      respectively.

                      The Bank's estimated fair value of total deposits was $152,416,000 at December 31, 1992, which exceeds the carrying amount of total deposits of $151,274,462 by $1,141,538.





                                                                19
                                                                                                                       (CONTINUED)


LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

Scheduled maturities of certificates of deposit at December 31, 1992 and 1991, are as follows:

                                                                                             1992                 1991
                                                                                             ----                 ----
                         Under 6 months                                               $      61,939,702     $      71,493,670
                         6 months to 12 months                                               26,353,465            31,788,302
                         12 months to 24 months                                              15,674,599            10,691,399
                         24 months to 36 months                                               3,698,056             8,968,922
                         Over 36 months                                                       6,949,550             1,403,075
                                                                                      -----------------     -----------------


                                                                                      $     114,615,372     $     124,345,368
                                                                                      =================     =================


Interest expense on deposits for the years ended December 31, 1992, 1991, and 1990, is summarized as follows:

                                                                           1992                1991                1990
                                                                           ----                ----                ----
Money market                                                          $      336,481     $        428,571    $        488,246
Passbook savings                                                             367,358              474,651             448,819
NOW                                                                          327,040              374,256             375,807
Certificates of deposit                                                    6,183,186            9,035,285          10,205,683
Amortization of premium
paid on deposits                                                             179,550              179,550             179,550
                                                                      --------------     ----------------    ----------------


                                                                      $    7,393,615     $     10,492,313    $     11,698,105
                                                                      ==============     ================    ================

Certain investment securities with a carrying value of approximately $2,368,000 and $2,907,000 at December 31, 1992 and 1991, respectively, were pledged to secure certain deposit accounts.

(10) INCOME TAXES

                    Income tax expense for the years ended December 31, 1992, 1991, and 1990, is summarized as follows:

                                                                                1992               1991              1990
                                                                                ----               ----              ----
                         Federal:
                           Current                                         $     1,118,969    $      784,381     $    651,934
                           Deferred                                                (64,200)         (139,776)         (13,000)
                                                                           ---------------    --------------     ------------


                                                                                 1,054,769           644,605          638,934
                                                                           ---------------    --------------     ------------

                         State:
                           Current                                                 149,030           105,212          102,040
                           Deferred                                                 (5,600)          (17,557)           -
                                                                           ---------------    --------------     ------------


                                                                                   143,430            87,655          102,040
                                                                           ---------------    --------------     ------------


                              Total                                        $     1,198,199    $      732,260     $    740,974
                                                                           ===============    ==============     ============




                                                                20
                                                                                                                   (CONTINUED)


LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991


                      Deferred income taxes result from timing differences in the recognition of income and expense for tax and financial statement purposes. The sources of these timing differences and their tax effects are as follows:

                                                                                    1992             1991            1990
                                                                                    ----             ----            ----
                      Loan fees reported in different periods for tax and
                       financial statement purposes                             $     (4,142)   $    (137,441)    $    (8,310)
                      Federal Home Loan Bank stock dividends                          20,330           27,740            (407)
                      Mortgage-backed securities discount amortization               (97,660)         (42,496)         (3,807)
                      Other                                                           11,672           (5,136)           (476)
                                                                                ------------    -------------     -----------


                         Deferred income tax benefit                            $    (69,800)   $    (157,333)    $   (13,000)
                                                                                =============   ==============    ============



                      The actual income tax expense amounts differ from the "expected" tax expense for the years ended December 31, 1992, 1991, and 1990, as follows:

                                                             1992                       1991                      1990
                                                   -------------------------  -----------------------   -------------------------
                                                                  % OF                       % OF                      % OF
                                                                 PRETAX                     PRETAX                    PRETAX
                                                   AMOUNT        INCOME       AMOUNT        INCOME       AMOUNT       INCOME
                                                   ------        ------       ------        ------       ------       ------

                      Computed "expected"
                       income tax expense       $  1,140,066        34.0%   $  695,534        34.0%    $  612,675        34.0%
                      Increases (reductions) in
                       taxes resulting from:
                      Bad debt deduction                (754)        -          10,945          .5         96,102         5.3
                      State income tax, net of
                         Federal income tax
                          effect                      94,664         2.8        57,852         2.8         67,346         3.7
                      Accretion of purchase
                       method adjustments            (32,842)       (1.0)      (27,301)       (1.3)       (35,380)       (2.0)
                      Other                           (2,935)        (.1)       (4,770)       (0.2)           231         0.1
                                                ------------    --------    ----------     -------     ----------    --------


                           Total income tax
                            expense             $  1,198,199        35.7%   $  732,260        35.8%    $  740,974        41.1%
                                                ============        =====   ==========        =====    ==========        =====

                      The Company is allowed a special bad debt deduction limited generally to 8% of otherwise taxable income and subject to certain limitations based on aggregate loans and savings accounts balances at the end of the year. If the amounts that qualify as deductions for Federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to Federal income tax at the then current corporate rate. Retained earnings at December 31, 1992 and 1991, includes approximately $2,700,000, for which Federal income tax has not been provided.





                                                                21
                                                                                                                  (CONTINUED)


LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                (11) GAIN (LOSS) ON SALES OF INTEREST-EARNING ASSETS

                      Gains and losses on sales of interest-earning assets for the years ended December 31, 1992, 1991, and 1990, are summarized as follows:

                                                                                      1992            1991           1990
                                                                                      ----            ----           ----
                      Realized gain (loss) on sales of:
                         Securities held for sale                                 $      (8,750)   $   1,235     $    (17,446)
                         First mortgage loans, net                                      306,371        4,119            3,121
                                                                                  -------------    ---------     ------------



                                                                                  $     297,621    $   5,354     $    (14,325)
                                                                                  =============    =========     ============

                 (12) PENSION PLAN

                      A trusteed noncontributory pension plan is in effect with the Financial Institutions Retirement Fund for substantially all Company employees who have been employed one year or more and have attained age 21.
                      There was no pension expense related to this plan during the years ended December 31, 1992, 1991, and 1990. All contributions to the fund are commingled with other employers' contributions and all assets of the fund are invested on a pooled basis, without allocation to individual employers or employees. The latest available computation by an independent actuary indicates that the value of the assets in the pension fund exceeds the vested benefits.


                 (13) STOCKHOLDERS' EQUITY

                      On December 17, 1991, Liberty Federal Savings Bank converted from a mutual to a stock form of ownership and was acquired by Liberty Bancshares, Inc. At the time of the Bank's conversion, eligible deposit account holders in the Bank were granted priority in the event of future liquidation by the establishment of a liquidation account equal to retained earnings as of December 31, 1990. In the event of future liquidation, and only in such event, an eligible deposit account holder who continues to maintain his deposit account shall be entitled to receive a distribution from the liquidation account, in the proportionate amount of the then current adjusted balance from deposit accounts then held before any liquidations may be made with respect to capital stock.

                      The Bank may not declare or pay a cash dividend on or repurchase any of its stock if the effect would be to reduce retained earnings of the Bank below either the amount of the liquidation account or capital requirements of the OTS. Federal regulations adopted by the OTS impose certain limitations on the payment of dividends and other capital distributions, including stock repurchases, by the Bank. OTS regulations utilize a tiered approach which permits various levels of distributions based primarily upon an institution's capital level. Based upon current OTS regulations and its capital structure at December 31, 1992, the Bank may make, without prior OTS approval, capital distributions during a year in an amount which is the greater of (i) up to 100% of its net earnings to date during the year


                                                  22
                                                                                                                        (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

                      plus an amount equal to one-half of the amount by which its total capital-to-assets ratio exceeded its fully phased-in capital-to-assets ratio at the beginning of the year or, (ii) 75% of its net income over the most recent four quarter period. Capital distributions by the Bank are further subject to 30-day advance written notice to the OTS.


(14)                  CONVERSION TO STOCK AND EARNINGS PER SHARE

                      The sale of 634,215 shares of $1.00 par value common stock by the Company was consummated in 1991 pursuant to a plan of conversion of the Bank from a Federally-chartered mutual savings bank to a Federally-chartered stock savings bank previously approved by the members of the Bank. From the proceeds, $634,215 was allocated to common stock and $5,076,846, which is net of conversion costs of $631,088, was allocated to additional paid-in capital.

                      Earnings per share for the year ended December 31, 1991, was based upon the number of shares issued at conversion and the earnings for the period from the date of conversion, December 17, 1991, to December 31, 1991. Earnings per share for the year ended December 31, 1992, were based upon the weighted average number of shares outstanding during the period, 634,215, and the earnings for the year ended December 31, 1992.

                      The Company's charter authorizes 1,000,000 shares of preferred stock of the Company, of $1.00 par value. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. The consideration for the shares, other than cash, shall be determined by the Board of Directors in accordance with the provisions of the Tennessee Business Corporation Act. The preferred stock, and any series of preferred stock, may be redeemable or convertible. Prior to the issuance of any preferred stock, and any series of preferred stock, as established by the Board of Directors, the Company shall file the articles of amendment to the Company charter with the Tennessee Secretary of State establishing and designating the series and fixing and determining the relative rights and preferences thereof. The Company's charter expressly vests in the Board of Directors of the Company the authority to issue the preferred stock in one or more series and to determine, to the extent permitted by law prior to the issuance of the preferred stock (or any series of the preferred stock), the relative rights, limitations, and preferences of the preferred stock or any such series.

                      The purposes for which the Board of Directors of the Company might issue preferred stock include, among others, acquisitions and capital formation. In addition, the issuance of the shares of the preferred stock under certain circumstances could discourage, or make more difficult, an attempt to gain control of the Company.

                      The mere authorization of the preferred stock by itself does not have any effect upon the rights of present holders of the Company's common stock. Nevertheless, future issuances of preferred stock, which the Board of Directors of the Company could make without stockholder approval, in all likelihood would impact upon the rights of the holders of the Company's common stock. Holders of shares of preferred stock generally are entitled to receive specified dividends prior to payment of dividends on shares of common stock and may have voting rights that are separate from or in conjunction with holders of the Company's common stock.

                                                23
                                                                                                                   (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991

(15)                  EMPLOYEE STOCK OPTION AND STOCK OWNERSHIP PLANS

                      In conjunction with the conversion, the Company established a stock option plan under which a total of
                      63,421 common shares were  reserved for options.   The
                      plan establishes the exercise price of the options at least equal to the market value of the Company's common stock on the date of grant. At December 31, 1992 and 1991, a total of 50,740 shares were granted under the stock option plan. No options were exercised during the years ended December 31, 1992 and 1991.

                      Also, in conjunction with converting to a stock ownership form, the Company established an Employee Stock Ownership Plan (ESOP), under which the Company will make annual contributions to a trust for the benefit of eligible employees. To be eligible, an employee must be 21 years of age and have completed at least one year of service. The contributions may be in the form of cash, other property, or common shares. The plan is noncontributory and there is no past service liability. The amount of the annual contribution is at the discretion of the Board of Directors of the Company. Initially, the ESOP acquired 63,429 shares of common stock financed by $634,290 in borrowings by the ESOP. The Board of Directors intends to contribute to the Plan annually at least an amount equal to the required principal and interest payments related to the ESOP loan. The ESOP loan is payable in quarterly principal and interest installments beginning March 17, 1992, and maturing December 17, 2001. Interest accrues at the base rate charged by the lender. Dividends received on shares held by the ESOP are used to service a portion of the principal and interest payments on the borrowing. During 1992, dividends used for debt service totaled $19,029. The Company contributed $181,272 in 1992 for additional debt service. Benefit expense is recognized based on the shares allocated method. This method requires that the percentage of shares allocated for the period to total shares purchased be applied to the original principal balance to calculate the benefit expense which equaled $63,429 in 1992. No contribution was made in 1991 as the first loan payment was not due until March 17, 1992. The principal balance of the ESOP loan was $468,438 and $634,290 at December 31, 1992 and 1991, respectively. At December 31, 1992 and 1991, the note is secured by 63,429 of shares acquired by the Trust. On January 6, 1993, 6,343 shares were released by the lender.

                      Future minimum principal payments of the Employee Stock Ownership Plan loan are as follows:


                         1993                              $     63,429
                         1994                                    63,429
                         1995                                    63,429
                         1996                                    63,429
                         1997                                    63,429
                         Thereafter                             151,293
                                                           ------------

                                                           $    468,438
                                                           ============

                      The estimated fair value of the ESOP loan approximates the carrying value due to the interest rate being variable at the lender's base rate which is the rate estimated to be currently offered for comparable new long-term debt.



                                               24
                                                                     (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991


(16)                  PARENT COMPANY ONLY FINANCIAL INFORMATION

                      Financial information of Liberty Bancshares Inc. (Parent Company Only) is as follows as of December 31, 1992 and 1991, and for the two years then ended:

                      BALANCE SHEET

                           ASSETS                                                                1992               1991
                           ------                                                                ----               ----
                         Cash in bank                                                       $       58,635     $       57,164
                         Investment in subsidiary                                                7,456,599          5,687,417
                                                                                            --------------     --------------
                              Total assets                                                  $    7,515,234     $    5,744,581
                                                                                            ==============     ==============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

                         Employee Stock Ownership Plan loan payable                         $      468,438     $      634,290
                                                                                            --------------     --------------
                         Stockholders' equity:
                           Common stock                                                            634,215            634,215
                           Additional paid-in capital                                            5,073,091          5,076,846
                           Retained earnings                                                     1,807,928             33,520
                           Employee Stock Ownership Plan borrowings                               (468,438)          (634,290)
                                                                                            --------------     --------------
                              Total stockholders' equity                                         7,046,796          5,110,291
                                                                                            --------------     --------------
                              Total liabilities and stockholders' equity                    $    7,515,234     $    5,744,581
                                                                                            ==============     ==============
                      STATEMENT OF EARNINGS

                      Dividends from bank subsidiary                                        $      382,000              -
                      Equity in undistributed earnings of subsidiary                             1,772,937             33,520
                                                                                            --------------     --------------
                              Net earnings                                                  $    2,154,937     $       33,520

                      STATEMENT OF CASH FLOWS

                      Cash flows from operating activities:
                         Net earnings                                                       $    2,154,937     $       33,520
                                                                                            ==============     ==============
                         Adjustments to reconcile net earnings to net cash and
                          cash equivalents provided by operating activities:
                           Undistributed earnings of subsidiary                                 (1,772,937)           (33,520)
                                                                                            --------------     --------------


                         Net cash and cash equivalents provided by operating
                          activities                                                               382,000              -
                                                                                            --------------     --------------

                                                                25
                                                              (CONTINUED)

LIBERTY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991


                            Net cash used by investing in bank subsidiary                            -             (5,653,897)
                                                                                            --------------     --------------

                      Cash flows from financing activities:
                         Cash paid for dividends                                                  (380,529)             -
                         Net cash provided by net proceeds received
                          from the issuance of common stock                                          -              5,711,061
                                                                                            --------------     --------------


                           Net cash and cash equivalents (used) provided by
                            financing activities                                                  (380,529)         5,711,061
                                                                                            --------------     --------------

                           Net increase in cash and cash equivalents                                 1,471             57,164

                      Cash and cash equivalents at beginning of year                                57,164              -
                                                                                            --------------     --------------

                      Cash and cash equivalents at end of year                              $       58,635     $       57,164
                                                                                            ==============     ==============



                                                                26
                                                              (CONTINUED)